UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2023

Elevation Oncology, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40523	84-1771427
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
888 Seventh Ave., 12th Floor New York, New York (Address of Principal Executive Offices)		10106 (Zip Code)

(716) 371-1125

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ELEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 16, 2023, Elevation Oncology, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), and the following proposals were approved:

Proposal 1: Election of two Class II Directors, Steven A. Elms and Colin Walsh, Ph.D., each to serve a three-year term, which will expire at the 2026 Annual Meeting of Stockholders and until such time as his successor has been duly elected and qualified or until his earlier resignation or removal. The vote tally was as follows:

Nominee	Shares For	Shares Withheld	Broker Non-Votes
Steven A. Elms	13,451,472	353,372	3,943,040
Colin Walsh, Ph.D.	13,731,407	73,437	3,943,040

Proposal 2: Ratification of appointment of CohnReznick LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. The vote tally was as follows:

Hares For
Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
17,744,185	3,399	300	0

Proposal 3: Adoption and approval of an amendment to the Company’s Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. The vote tally was as follows:

Hares For
Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
13,787,923	15,560	1,361	3,943,040

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Elevation Oncology, Inc.

Date: June 20, 2023	By:	/s/ Joseph J. Ferra, Jr.
Joseph J. Ferra, Jr.
Interim Chief Executive Officer and President, and Chief Financial Officer